                                                                    EXHIBIT 10.3

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

       THIS SECOND AMENDMENT is made this 17th day of September, 1997, effective as of the 22nd day of July, 1997, by and among THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC., a Georgia corporation (the "Company") and JOHN M. COOK (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

       WHEREAS, Company, as successor to The Profit Recovery Group International II, L.P., and and Employee are parties to that certain Employment Agreement dated March 20, 1996, as amended by that certain First Amendment to Employment Agreement, dated March 7, 1996, effective as of December 31, 1996 (the "Employment Agreement"); and

       WHEREAS, Company and Employee desire to amend the Employment Agreement.

       NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are acknowledged, the parties hereto do hereby agree as follows:

       1. The Section 1(b) of Exhibit B to the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 1(b) of Exhibit B to the Employment Agreement:

       "(b) Bonus. Commencing with the Term Year beginning January 1, 1997, an annual bonus ("Bonus") in an amount determined as provided herein for such Term Year and each succeeding Term Year during the term hereof, payable in a lump sum within ninety (90) days following the end of each such Term Year. The maximum potential Bonus for any Term Year shall be one hundred fifty (150%) percent of Employee's Base Salary for such Term Year. For each Term Year, Employee shall be entitled to a Bonus if and only if the following annual increases in EPS, as hereinafter defined, are achieved by the Company during such Term Year over the immediately preceding Term Year:

              (i) "Threshold" - Employee shall be entitled to a Bonus in an amount equal to fifty (50%) percent of his Base Salary if EPS increase by twenty (20%) percent or more but less than thirty (30%) percent;

              (ii) "Target" - Employee shall be entitled to a Bonus in an amount equal to one hundred (100%) percent of his Base Salary if EPS increase by thirty (30%) percent or more but less than forty (40%) percent; and

              (iii) "Stretch" - Employee shall be entitled to a Bonus in an amount equal to one hundred fifty (150%) percent of his Base Salary if EPS increase by forty (40%) percent or more.


       2. Except to the extent expressly modified above, the Employment Agreement shall remain in full force and effect as originally executed.

       IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunto affixed their hands and seals the day and year first written above.

                            THE PROFIT RECOVERY GROUP
                            INTERNATIONAL I, INC.

                            By:
                                --------------------------------------
                                     Clinton McKellar, Jr.

                            Title: Senior Vice President, General Counsel and Secretary

                            EMPLOYEE:

                            -------------------------------------------
                                     John M. Cook
                                     40 Cates Ridge
                                     Atlanta, GA 30327









                                       -2-